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                        CONSENT OF INDEPENDENT AUDITORS

To the shareholders
Diamond Cable Communications Plc:

We consent to the use of our report with respect to Diamond Cable Communications Plc included herein and to the references to our firm under the headings "Experts" and "Selected Financial Data" in the Registration Statements (No. 33-83740, No. 33-98374, and No. 333-25913.)



                                                                        /s/ KPMG



Nottingham, England                                                         KPMG
March 20, 1998